Exhibit 21.1
LIST OF SUBSIDIARIES OF VIA RENEWABLES, INC.

Exhibit 21.1

Entity	Jurisdiction
Spark HoldCo, LLC	Delaware

Spark Energy Gas, LLC	Texas

Spark Energy, LLC	Texas

Oasis Power Holdings, LLC	Texas

Oasis Power, LLC	Texas

CenStar Energy Corp.	New York

CenStar Operating Company, LLC	Texas

Major Energy Services LLC	New York

Major Energy Electric Services LLC	New York

Respond Power LLC	New York

Electricity Maine, LLC	Maine

Electricity N.H., LLC	Maine

Provider Power Mass, LLC	Maine

Perigee Energy, LLC	Texas

Texans Choice Power, LLC	Texas

Verde Energy USA, Inc.	Delaware

Verde Energy USA Connecticut, LLC	Delaware

Verde Energy USA CA, LLC	Texas

Verde Energy USA DC, LLC	Delaware

Verde Energy USA Illinois, LLC	Delaware

Verde Energy USA Maryland, LLC	Delaware

Verde Energy USA Massachusetts, LLC	Delaware

Verde Energy USA New Jersey, LLC	Delaware

Verde Energy USA New York, LLC	Delaware

Verde Energy USA Ohio, LLC	Delaware

Verde Energy USA Pennsylvania, LLC	Delaware

Verde Energy Solutions, LLC	Delaware

Verde Energy USA Trading, LLC	Delaware

Verde Energy USA Texas Holdings, LLC	Delaware

Verde Energy USA Commodities, LLC	Delaware

Verde Energy USA Texas, LLC	Texas
Hiko Energy, LLC	New York

Via Energy Solutions, LLC	Texas
Via Wireless, LLC	Texas